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                        Consent of Independent Auditors



The Board of Directors
TCI Satellite Entertainment, Inc.:



We consent to the use of our report dated March 25, 1997 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                    KPMG Peat Marwick LLP



Denver, Colorado
February 11, 1998